Exhibit-99.1

                                 ACCESS NEWS

Contact: Company                                Contact: Investor Relations
Stephen B. Thompson                             Donald C. Weinberger
Vice President & CFO                            Wolfe Axelrod Weinberger
(214) 905-5100                                  (212) 370-4500



                    AMERICAN STOCK EXCHANGE ACCEPTS
                   ACCESS' PLAN TO REGAIN COMPLIANCE
                    WITH CONTINUED LISTING STANDARDS


DALLAS, TEXAS, July 1, 2005, ACCESS PHARMACEUTICALS, INC.
(AMEX:AKC) today announced that the American Stock Exchange
("AMEX") has accepted the Company's plan to regain compliance with the continued listing standards by December 31, 2005.

In April 2005, the Company received notice from the AMEX Staff indicating that the Company is below certain of AMEX's continued listing standards, due to losses from continuing operations and/or net losses in two of its most recent fiscal years with shareholders' equity of less than $2 million, as set forth in Section 1003(a)(i) of the AMEX "Company Guide";
due to losses from continuing operations and/or net losses in three of its most recent fiscal years with shareholders' equity of less than $4 million, as set forth in Section 1003(a)(ii) of the Company Guide; and due to losses from continuing operations and/or net losses in four of its most recent fiscal years with shareholders' equity of less than $6 million, as set forth in
Section 1003(a)(iii) of the Company Guide. The Company was afforded the opportunity to submit a plan of compliance to AMEX and in May 2005 presented its plan to AMEX. On June 28, 2005, AMEX notified the Company that it accepted the Company's plan of compliance and granted the Company an extension of time

                                -More-

AccessPharmaceuticals, Inc.
Page 2

to regain compliance with the continued listing standards. The Company will be subject to periodic review by AMEX Staff during the extension period, during which Access is required to make progress consistent with the plan and to regain compliance with the continued listing standards.

Access Pharmaceuticals, Inc. is an emerging pharmaceutical company focused on developing both novel low development risk product candidates and technologies with longer-term major product opportunities. Access markets Aphthasol(R) and is developing products for other oral indications. Access is also developing unique polymer platinates for use in the treatment of cancer and has an extensive portfolio of advanced drug delivery technologies including vitamin mediated targeted delivery, oral delivery, and nanoparticle aggregates.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties, including but not limited to statements made relating to our plan to regain compliance with AMEX listing standards and improving our balance sheet and shareholders' equity. These statements are subject to numerous risks, including but not limited to the uncertainties associated with research and development activities, clinical trials, our ability to raise capital, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, the future success of the Company's marketed products Aphthasol(R) and products in development including polymer platinate, and OraDisc(TM), our ability to develop products from our platform technologies, our ability to manufacture amlexanox products in commercial quantities, our sales projections and the sales projections of our licensing partners, our ability to achieve licensing milestones, our ability to repay our outstanding debt obligations and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December
31, 2004, and other reports filed by us with the Securities and Exchange Commission.



                                 # # #